Exhibit 99.1

Global Partners LP
Long-Term Incentive Plan

Grant of Phantom Units

Grantee:                       (the “Grantee”)

Grant Date:                     (the “Grant Date”)

1.                                      Grant of Phantom Units.  Global GP LLC (“GPLLC”) hereby grants to you the number of Phantom Units under the Global Partners LP Long-Term Incentive Plan (the “Plan”) equal in value to                      Dollars and 00/100 ($        ), based upon the Fair Market Value of a common unit of Global Partners LP (the “Company”) at the close of market on             , 20  , such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this agreement (this “Agreement”). For the avoidance of doubt, this grant of Phantom Units does not include a tandem grant of distribution equivalent rights.

2.                                      Vesting/Forfeitures. Except as otherwise provided in this Agreement, the Phantom Units will vest in accordance with the vesting schedule set forth in the following table, provided that you remain continuously employed by the Company or an Affiliate from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Cumulative Vested Percentage
, 20	25%
, 20	60%
, 20	100%

If, on any Vesting Date, the application of the vesting schedule set forth above results in a fractional Phantom Unit becoming vested, the number of Phantom Units vesting on such date shall be rounded up to the next whole number of Phantom Units.

3.                                      Events Occurring Prior to Vesting. Notwithstanding Paragraph 2 to the contrary,

(a)                                 Death or Disability. If your employment with GPLLC terminates as a result of your death or a “disability” (defined in your employment agreement with GPLLC or its applicable Affiliate, or in the absence of such an agreement, Section 409A(a)(2)(C) of the Code), the Plan’s Committee, in its sole discretion, shall determine whether any or all of the Phantom Units granted to you that have not yet vested shall become vested, shall be forfeited, or shall continue to vest pursuant to their terms as if your employment with GPLLC had continued through the date upon which the last Phantom Units granted hereunder are vested and paid.

(b)                                 Retirement. If your employment with GPLLC terminates as a result of your retirement on or after age 62 and you have at least 10 years of service with GPLLC and its Affiliates (or their respective predecessors, as applicable) at the time of your retirement, the Plan’s Committee, in its sole discretion, shall determine whether any or all of the Phantom Units granted to you that have not yet vested shall become vested or forfeited.

(c)                                  Involuntary Termination. If your employment with GPLLC is terminated by GPLLC or an Affiliate for any reason other than “Cause” (as defined in your employment agreement with GPLLC or an Affiliate), the Plan’s Committee, in its sole discretion, shall determine whether any or all of the Phantom Units granted to you that have not yet vested shall become vested or forfeited.

(d)                                 Termination for Cause; Voluntary Termination. If your employment with GPLLC is terminated (1) by GPLLC or an Affiliate for Cause, or (2) by you (other than by retirement pursuant to 3(d) above), all unvested Phantom Units then held by you that have not vested shall automatically be forfeited without payment upon such termination.

Notwithstanding the foregoing, if you are party to an employment agreement with GPLLC or its Affiliate that contains a definition of “constructive termination” or “good reason” or a similar term, and your termination of your employment with GPLLC is determined finally by an arbitrator or court of competent jurisdiction to constitute constructive termination or termination with good reason or the like, then the Plan’s Committee, in its sole discretion, shall determine whether any or all of the Phantom Units granted to you that have not yet vested shall become vested or forfeited.

(e)                                  Change of Control. All outstanding Phantom Units held by you automatically shall become fully vested upon a Change of Control (as defined in your employment agreement with GPLLC or its Affiliate).

4.                                      Payments.  As soon as administratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Paragraph 3(e), as soon as administratively practicable on or following such Change of Control, but in all events not later than 2½ months following the vesting of the Phantom Unit, you shall, subject to Paragraph 7, receive one Unit for each such vested Phantom Unit; provided, however, the Committee may, in its sole discretion, direct that a cash payment be made to you in lieu of the delivery of such Unit.  Any such cash payment shall be equal to the Fair Market Value of the Unit on the day immediately preceding the payment date.  If more than one Phantom Unit vests at the same time, the Committee may, in its discretion, elect to pay such vested Award in Units, cash or any combination thereof.

5.                                      Limitations Upon Transfer. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way

(whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.                                      Restrictions. By accepting this grant, you agree that any Units that you may acquire upon payment of this award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (i)  the certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii)  GPLLC may refuse to register the transfer of the Units to be acquired under this award on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii)  the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award.

7.                                      Withholding of Taxes. To the extent that the grant, vesting or payment of a Phantom Unit results in the receipt of compensation by you with respect to which GPLLC or an Affiliate has a tax withholding obligation for any reason, you shall pay to GPLLC or the Affiliate such amount of money as GPLLC or the Affiliate may require to meet its withholding obligations under applicable law. With respect to any required tax withholding, you may (a) direct GPLLC or the Affiliate to withhold from the Units to be issued to you pursuant to Paragraph 4 of this Agreement the number of Units necessary to satisfy the tax withholding obligation, which determination will be based on the Units’ Fair Market Value; or (b) deliver cash to GPLLC or the Affiliate sufficient to satisfy the tax withholding obligation. If you fail to make an election, GPLLC or the Affiliate shall automatically proceed as if you had elected the withholding option described in subparagraph (a) by withholding a number of Units issuable to you pursuant to Paragraph 4 of this Agreement necessary to satisfy the tax withholding obligation. In the event GPLLC or an Affiliate determines that the aggregate Fair Market Value of the Units withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to GPLLC or the Affiliate, in cash, the amount of that deficiency immediately upon GPLLC’s or the Affiliate’s request.

8.                                      Rights as Unitholder. You, or your executor, administrator, heirs, or legatees shall have the right to vote and receive distributions on Units and all the other privileges of a unitholder of the Company only from the date of issuance of a Unit certificate in your name representing payment of a vested Phantom Unit.

9.                                      Insider Trading Policy. The terms of Company’s Insider Trading Policy, as it may be amended from time to time (the “Policy”) with respect to Units are incorporated herein by reference. The timing of the delivery of any Units pursuant to a vested Phantom Unit shall be subject to and comply with such Policy.

10.                               Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of GPLLC and upon any person lawfully claiming under you.

11.                               Entire Agreement. Except as modified by, and subject to the terms of, any written employment, severance or change of control agreement between between you and GPLLC or any Affiliate, the Plan and this Agreement constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby; provided, however, that this Agreement is in addition to and does not supersede or replace any prior or contemporaneous agreement between you and GPLLC, the Company, or any of their Affiliates relating to confidentiality, non-disclosure, non-competition, or non-solicitation.

12.                               No Liability for Good Faith Determinations.  None of GPLLC, the Company, or the members of the Committee and the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.

13.                               Clawback.  Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of the Units granted hereunder shall be subject to a clawback or other recovery by GPLLC or the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.

14.                               Modifications. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and two (2) authorized officers of GPLLC.

15.                               Forfeiture of Grant.  If you fail to countersign this Agreement and deliver it to the Company on or before           , 20  , you shall forfeit all Phantom Units granted hereunder.

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16.                               Conflicts and Governing Law. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. In the event of any conflict between the terms of this Agreement and any written employment, severance or change of control agreement between us or between you and an Affiliate, the written employment, severance or change of control agreement shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

GLOBAL GP LLC

By:
Name:
Title:

By:
Name:
Title:

GRANTEE

By:
Name: